Exhibit 99.1

Determine Announces 2nd Quarter Fiscal 2016 Financial Results

Business delivering on strategic plan and service delivery cost alignment

SAN MATEO, CA – November 11, 2015 Determine, Inc. – (NASDAQ: DTRM), a leading global provider of SaaS enterprise contract lifecycle management, strategic sourcing, supplier management, and procure-to-pay solutions, announced its Q2 FY2016 financial results.

Q2 FY2016 GAAP Financial Highlights:

●

GAAP revenue for Q2 FY2016 was $6.8 million, compared to $5.2 million in Q2 FY2015, representing 30% year-over-year growth, and compared to $6.2M in Q1 FY2016 GAAP revenue, representing a 9% quarter-over-quarter increase.

●	GAAP gross profit percentage was 52% in Q2 FY2016, compared to 26% in Q2 FY2015, representing a year-over-year 26 percentage point change, and compared to 53% in Q1 FY2016.

●

GAAP net loss was ($3.4) million or ($0.32) per share in Q2 FY2016, compared to ($2.7) million or ($0.35) per share in Q2 FY2015, representing a $0.03 year-over-year improvement per share; in Q1 FY2016 the GAAP net loss was ($2.9M) or ($0.33) a $0.01 quarter-over-quarter improvement per share.

(in thousands, except per share amounts)

GAAP Financial Measures	Q2	Q1	Q2	Change	Change	Six Months
	FY 2016	FY 2016	FY 2015	Q/Q	Y/Y	FY 2016	FY 2015	Change Y/Y
Revenue - total	$6,765	$6,215	$5,203	8.9%	30.0%	$12,980	$8,965	44.8%
Revenue - recurring	$5,413	$5,095	$4,038	6.2%	34.1%	$10,508	$6,732	56.1%
Revenue - non-recurring	$1,352	$1,120	$1,165	20.7%	16.1%	$2,472	$2,233	10.7%
Gross profit - total	$3,505	$3,308	$1,352	6.0%	159.3%	$6,811	$2,715	150.9%
Gross profit - recurring	$3,656	$3,665	$2,534	(0.2% )	44.3%	$7,321	$4,289	70.7%
Gross loss - non-recurring	$(151)	$(357)	$(1,182)	(57.6% )	(87.2% )	$(509)	$(1,574)	(67.6% )
Gross margin - total	51.8%	53.2%	26.0%	(1.4 pts)	25.8 pts	52.5%	30.3%	22.2 pts
Gross margin - recurring	67.5%	71.9%	62.8%	(4.4 pts)	4.7 pts	69.7%	63.7%	6.0 pts
Gross margin - non recurring	(11.2% )	(31.9% )	(101.5% )	20.7 pts	90.3 pts	(20.6% )	(70.5% )	49.9 pts
Net loss	$(3,425)	$(2,942)	$(2,690)	16.4%	27.3%	$(6,368)	$(5,639)	12.9%
EPS	$(0.32)	$(0.33)	$(0.35)	$0.01	$0.03	$(0.66)	$(0.85)	$0.19

Q2 FY2016 Non-GAAP Financial Highlights:

●

Non-GAAP revenue was $6.8 million in Q2 FY2016, compared to $6.2 million in Q2 FY2015, representing an 11% year-over-year increase, and compared to $6.3M in Q1 FY2016, representing a 9% quarter over quarter increase.

●	Non-GAAP gross profit percentage was 58% in Q2 FY2016, compared to 43% in Q2 FY2015, representing a 15 percentage-point year increase, and compared to 58% in Q1 FY2016.

●

Non-GAAP net loss was ($1.56) million or ($0.15) per share in Q2 FY2016, compared to ($3.5) million or ($0.44) per share in Q2 FY2015, a $0.29 year-over year improvement per share, compared to ($1.52) million or ($0.17) per share in Q1 FY2016, representing a $0.02 quarter-over-quarter improvement per share.

  (in thousands, except per share amounts)

Non-GAAP Financial Measures	Q2	Q1	Q2	Change	Change		Six Months
	FY 2016	FY 2016	FY 2015	Q/Q	Y/Y		FY 2016	FY 2015	Change Y/Y
Revenue - total	$6,843	$6,279	$6,167	9.0%	11.0%		$13,121	$9,929	32.2%
Revenue - recurring	$5,463	$5,158	$4,756	5.9%	14.9%		$10,621	$7,450	42.6%
Revenue - non-recurring	$1,380	$1,120	$1,411	23.2%	(2.2%	)	$2,500	$2,479	0.8%
Gross profit - total	$3,934	$3,609	$2,618	9.0%	50.3%		$7,543	$4,117	83.2%
Gross profit - recurring	$3,963	$3,915	$3,430	1.2%	15.5%		$7,878	$5,208	51.3%
Gross loss - non-recurring	$(29)	$(306)	$(812)	(90.6% )	(96.5%	)	$(334)	$(1,091)	(69.3% )
Gross margin - total	57.5%	57.5%	42.5%	0.0 pts	15.0 pts		57.5%	41.5%	16.0 pts
Gross margin - recurring	72.5%	75.9%	72.1%	(3.4 pts)	0.4 pts		74.2%	69.9%	4.3 pts
Gross margin - non recurring	(2.1% )	(27.3% )	(57.6% )	25.2 pts	55.5 pts		(13.4% )	(44.0% )	30.6 pts
Net loss	$(1,563)	$(1,518)	$(3,467)	3.0%	(54.9%	)	$(3,082)	$(5,606)	(45.0% )
EPS	$(0.15)	$(0.17)	$(0.44)	$0.02	$0.29		$(0.32)	$(0.85)	$0.53
Billings	$6,836	$6,032	$7,123	13.3%	(4.0%	)	$12,867	$10,126	27.1%

“I’m pleased to report that with the b-pack transaction closing in early fiscal Q2 that we have achieved the main strategic objective we put in place 18 months ago, to become a full spectrum supplier management and enterprise contract lifecycle management provider. Today we are truly a new, combined company, under a new brand, Determine and are making great strides to fully harmonize the team and technologies to our customers’ benefit,” said Patrick Stakenas, President and CEO of Determine. “On the operations side, I’m very excited to share that this quarter we are seeing a significant pay-off with respect to the work we have been doing for the past year on the re-alignment of our non-recurring costs across all lines of business. Going forward I anticipate continued quarterly improvement as we align our services under our one platform strategy.”

Q2 FY2016 Business Highlights:

●

Non-Recurring Revenue Expense Containment: Due to the significant efforts by the professional services delivery teams, in the current quarter the company reported a Non-GAAP gross profit on non-recurring revenue of a negative $29K and a (2.1%) margin, as compared to a negative $812,000 gross profit and a (57.6%) margin on non-recurring revenue in Q2 FY2015 and a negative $306,000 gross profit and a (27.3%) margin on non-recurring revenue in the prior quarter.  This area will continue to be a focus of constant improvement.

●

Completed the b-pack acquisition: On July 31, 2015 the company completed the acquisition of b-pack for approximately $1.1 million in cash and 1,841,244 shares of our common stock. b-pack, a pioneer and global leader in the delivery of enterprise procure-to-Pay solutions, is focused on providing rich, end-to-end procurement capabilities, including: eProcurement, Purchase-to-Pay, Asset Management, Budget Management, Invoice Management, and Expense Management. b-pack is a recognized Gartner ‘visionary’ in the 2015 Magic Quadrant for procure-to-pay Suites for Indirect Procurement and serves global customers across many business sectors including such leading companies as Sony Music, Yves Saint Laurent/Gucci, Aon, Telehouse, BNP Paribas, Buccaneer Energy and United Drug. For the past 15 years, b-pack has empowered finance and procurement enterprise professionals with flexible, innovative and critical risk mitigation solutions.

●

New Customers and Customer Expansions: In Q2 FY2016, the company closed numerous new customer accounts as well as expanded the value of current customers across its suite of strategic sourcing, supplier management and enterprise contract lifecycle management solutions.  New accounts included sales in key verticals: healthcare, transportation, electronics, banking, hospital/healthcare, telecommunications, manufacturing, and agriculture industries. The company signed $1.04 million in new customer bookings during the second fiscal quarter, up 34% vs. the year-ago quarter.

●	New Partnerships:

o

On September 17th, the company entered into an agreement with Tradeshift, the fast growing, next generation, supplier collaboration platform. In the future, Determine will deploy an app on the Tradeshift platform integrating the company’s strategic sourcing capabilities such as RFx, bidding, reverse auctions and contract awarding to networks of suppliers and buyers for increased simplicity and visibility across all interactions. The ‘app’ movement represents a new direction for the sourcing and procurement technology market; the company sees this partnership as an important step towards true business interoperability between providers.

o

Determine has also entered into a new strategic partnership with Velositi, an Australian based consulting and managed services firm focused on the mining sector. This new relationship is based on an innovative vision for how procure-to-pay capabilities can impact organizations previously unable to access these solutions. The approach we are taking together is designed to significantly disrupt the way the combination of procurement services and software are delivered to this market.

●

Thought Leadership: During Q2 FY2016, the company continued to support its customers and prospects by providing meaningful educational resources designed to help decision-makers make more money, save more money or reduce risk by leveraging Strategic Sourcing or Enterprise Lifecycle Contract Management solutions. The company held a highly effective webinar addressing The Evolution from Savings focused to Supplier-Centric Strategic Sourcing with Andrew Bartolini, Chief Research Officer at Ardent Partners. In addition, the company published two co-authored Gartner Newsletters: Maximizing the Value from Investments in Strategic Sourcing Suites and Gartner Market Guide for Contract Lifecycle Management.

November 11, 2015 Conference Call & Webcast

A conference call and webcast will be held today at 5:00 p.m. EST to review these results. Interested parties may participate via conference call and webcast:

Participant Conference Call Numbers:
Toll-Free: 1-877-407-0789
Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=117091

Replay Dial-in Info:
Toll-Free: 1-877-870-5176
Toll/International: 1-858-384-5517

From:  11/11/15 @ 8:00 pm Eastern Time
To:  11/25/15 @ 11:59 pm Eastern Time
Replay Pin Number:  13624253

Related: http://www.determine.com/investors

Supporting Resources

Determine blog
Determine on LinkedIn
Determine on Twitter
Determine guides & misc. resources

About Determine, Inc.
Determine (NASDAQ: DTRM) is a global provider of SaaS enterprise contract lifecycle management, strategic sourcing, supplier management, and procure-to-pay solutions. As a recognized leader in the industry, Determine provides deep innovative capabilities in Enterprise Contract Lifecycle Management, eProcurement, eSourcing, Spend and Procurement Analysis, Supplier Information Management, Invoicing, and Catalog Management. Since 1996, Determine has helped global companies actively manage their contracts throughout the sales, procurement, and legal life cycle. Determine’s enterprise contract lifecycle management, strategic sourcing, supplier management, and procure-to-pay software solutions drive critical operational business value that effectively accelerate revenue opportunities and minimize risk through compliance. A recognized leader in the industry, our patented technology assists customers across a myriad of industries—including high-tech, telecommunications, manufacturing, healthcare, and financial services. Determine also provides a powerful configuration engine, which Global 1000 companies use to increase revenue by facilitating the right combination of products, services, and price. For more information, please visit: www.determine.com.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income, and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Bookings are an operating measure not derived from the Company's revenues or any other amounts presented in accordance with GAAP in the Company's statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements
Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine's products and services, risks of losing key personnel or customers, protection of the company's intellectual property and government policies and regulations, including, but not limited to those affecting the company's industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Contacts

Investor Relations:

Budd Zukerman
+1.303.415.0200
bzuckerman@genesisselect.com

Media Relations:

Rose Lee
Determine
+1.650.532.1590
pr@determine.com

Determine, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues:
Recurring revenues	$5,413	$4,038	$10,508	$6,732
Non-recurring revenues	1,352	1,165	2,472	2,233
Total revenues	6,765	5,203	12,980	8,965

Cost of revenues:
Cost of recurring revenues	1,757	1,504	3,187	2,443
Cost of non-recurring revenues	1,504	2,347	2,981	3,806
Total cost of revenues	3,261	3,851	6,168	6,250

Gross profit:
Recurring gross profit	3,656	2,534	7,321	4,289
Non-recurring (loss)	(151)	(1,182)	(509)	(1,574)
Total gross profit	3,505	1,352	6,811	2,715

Operating expenses:
Research and development	894	997	1,481	1,439
Sales and marketing	3,475	3,611	6,917	5,836
General and administrative	1,757	2,211	3,592	3,636
Acquisition related costs	537	145	774	363
Total operating expenses	6,663	6,964	12,764	11,274

Loss from operations	(3,158)	(5,612)	(5,953)	(8,559)

Interest and other income (expense), net	(251)	(28)	(399)	(29)
Net loss before Income Tax	(3,409)	(5,639)	(6,352)	(8,588)

Benefit (provision) for income taxes	(20)	2,950	(20)	2,950
Net loss	$(3,429)	$(2,690)	$(6,372)	$(5,639)

Net income attributed to non-controlling interest	4	-	4	-
Net loss attributed to Determine, Inc	(3,425)	(2,690)	(6,368)	(5,639)

Redeemable preferred stock accretion	-	2,744	1,000	2,744
Net loss applicable to common stockholders	$(3,425)	$(5,434)	$(7,368)	$(8,383)

Basic and diluted net loss per share	$(0.32)	$(0.35)	$(0.66)	$(0.85)
GAAP to Non-GAAP Reconciliations:

Reconciliation of Total revenue:
U.S. GAAP as reported	$6,765	$5,203	$12,980	$8,965
Adjustments:
Deferred revenue adjustment	78	964	141	964
As adjusted	$6,843	$6,167	$13,121	$9,929

Reconciliation to non-GAAP net loss:
Net loss	$(3,425)	$(2,690)	$(6,368)	$(5,639)
Stock-based compensation expense	636	705	1,214	1,289
Deferred revenue adjustment	78	964	141	964
Acquisition related costs	537	145	774	363
Amortization on Intangibles	482	349	831	349
Benefit for income taxes	-	(2,950)	-	(2,950)
Severance costs	129	10	326	18
Non-GAAP net loss	$(1,563)	$(3,467)	$(3,082)	$(5,606)

Non-GAAP basic and diluted net loss per share	$(0.15)	$(0.44)	$(0.32)	$(0.85)

Weighted average shares outstanding for basic and diluted net loss per share	10,594	7,795	9,694	6,617

Determine, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net loss	$(3,425)	$(2,690)	$(6,368)	$(5,639)
Other comprehensive income (loss):
Foreign currency translation adjustments	(57)	-	(57)	-
Non controlling interest	4	-	4	-
Other comprehensive loss	(53)	-	(53)	-
Comprehensive loss	$(3,478)	$(2,690)	$(6,421)	$(5,639)

Determine, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	March 31,
	2015	2015
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$7,978	$13,178
Accounts receivable	6,437	5,203
Restricted cash	34	34
Prepaid expenses and other current assets	1,479	1,647
Total current assets	15,928	20,062

Property and equipment, net	187	290
Capitalized software	2,827	2,258
Goodwill	14,628	7,702
Other intangibles, net	9,130	6,453
Other assets	1,003	521
Total assets	$43,703	$37,286

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$7,100	$7,447
Accounts payable	1,769	1,535
Accrued payroll and related liabilities	2,489	910
Other accrued liabilities	2,069	1,877
Deferred revenue	8,300	8,410
COFACE loan	437	-
Deferred tax liability	1,186	-
Total current liabilities	23,350	20,179
Long-term deferred revenue	19	22
Convertible note, net of debt discount	2,910	2,900
Other long-term liabilities	158	167
Total liabilities	26,437	23,268

Redeemable convertible preferred stock	-	4,895
Total Determine, Inc. stockholders’ equity controlling interest	17,151	9,123
Non-controlling interest	115	-
Total stockholders’ deficit	17,266	14,018
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$43,703	$37,286

Determine, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unudited)

	Six Months Ended
	September 30,	September 30,
	2015	2014

Operating activities
Net loss	$(6,372)	$(5,639)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	1,168	589
Loss on disposition of property and equipment	14	-
Stock-based compensation expense	1,213	1,289
Non-controlling interest	4	-
Changes in assets and liabilities:
Accounts receivable (net)	440	1,178
Prepaid expenses and other current assets	273	(286)
Other assets	54	97
Accounts payable	(55)	5
Accrued payroll and related liabilities	548	(462)
Other accrued liabilities and long term liabilities	(505)	87
Deferred tax liability	7	(2,989)
Deferred revenue	(981)	(839)
Net cash used in operating activities	(4,192)	(6,970)

Investing activities
Purchase of property and equipment	(7)	(52)
Capitalized Software	(809)	(1,040)
Purchase of business, net of cash	(402)	(5,003)
Net cash used in investing activities	(1,218)	(6,095)

Financing activities
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	310	7,078
Employee taxes paid in exchange for restricted stock awards forefeited	227	-
Issuance of common stock under employee stock plan	87	93
Credit facility borrowing, net	(347)	51
Credit facility payment	-	(655)
Repayment of a loan	(25)	(277)
Conversion of Preferred Stock to Common Stock	(17)	-
Repayment of minority shareholder	(133)	-
Issuance of debt, net of costs	162	-
Net cash provided by financing activities	264	6,290

Effect of exchange rate changes on cash	(54)	-

Net decrease in cash and cash equivalents	(5,201)	(6,775)
Cash and cash equivalents at beginning of the period	13,178	16,907
Cash and cash equivalents at end of the period	$7,977	$10,132

Determine, Inc.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Total revenues	$6,765	$5,203	$12,980	$8,965
Deferred revenue:
End of period	8,319	6,909	8,319	6,909
Beginning of period	8,248	4,989	8,432	5,748
Change in deferred revenue	71	1,920	(113)	1,161
Total billings (total revenues plus the change in deferred revenue)	$6,836	$7,123	$12,867	$10,126